UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

WHITE ELECTRONIC DESIGNS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-04817	35-0905052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3601 E. University Drive, Phoenix, Arizona		85034
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 437-1520

Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 29, 2010, White Electronic Designs Corporation, an Indiana corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Microsemi Corporation, a Delaware corporation (“Parent”), and Rabbit Acquisition Corp., an Indiana corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to purchase all outstanding shares of the Company’s common stock, stated value $0.10 per share (the “Shares”), at a price of $7.00 per Share (the “Per Share Amount”), net to the selling shareholder in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 31, 2010, as amended and supplemented, and the related Letter of Transmittal.

At 12:00 midnight, New York City time, at the end of April 27, 2010, the Offer expired. Based on information provided by Computershare Trust Company, N.A., the depositary for the Offer, a total of 13,519,550 Shares (including Shares tendered by notice of guaranteed delivery), representing approximately 57% of the outstanding Shares, were validly tendered and not withdrawn as of the expiration of the Offer. On April 28, 2010, Purchaser accepted for payment all Shares validly tendered and not withdrawn prior to the expiration of the Offer. Based on the per Share consideration of $7.00 and the number of Shares validly tendered and accepted for payment (including Shares tendered by notice of guaranteed delivery) at the expiration of the Offer, as of April 27, 2010, the value of the Shares purchased by Purchaser in connection with the offer was approximately $94,636,850. The funds used by Purchaser to purchase the Shares were from cash on hand.

After the expiration of the Offer and acceptance of the tendered shares by Purchaser, the Company repurchased an aggregate of 5,502,435 Shares from certain third parties at a purchase price of $7.00 per Share. The funds used by the Company to purchase the Shares were from cash on hand.

On April 29, 2010, in order to acquire more than 90% of the outstanding Shares (excluding Shares tendered by notice of guaranteed delivery and not yet delivered), Purchaser exercised its option to purchase Shares pursuant to the terms and conditions of the Merger Agreement (the “Top-Up Option”), whereby Purchaser acquired 40,528,962 newly issued Shares at a purchase price equal to the Per Share Amount. As a result, Purchaser then owned more than 90% of the outstanding Shares (excluding Shares tendered by notice of guaranteed delivery and not yet delivered).

On April 30, 2010, pursuant to the terms and conditions of the Merger Agreement, Parent caused Purchaser to merge with and into the Company (the “Merger”) without a meeting of the shareholders of the Company in accordance with Indiana’s “short-form” merger statute, with the Company surviving the Merger as a wholly owned subsidiary of Parent. As a result of the Merger, each outstanding Share that was not purchased in the Offer (other than Shares held in the treasury of the Company or owned by Purchaser, Parent or any direct or indirect wholly owned subsidiary of Parent or the Company, which Shares were cancelled in the Merger) was converted into the right to receive $7.00 per Share, in cash, without interest.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 2, 2010, and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the Nasdaq Global Market (“Nasdaq”). Accordingly, following completion of the Merger on April 30, 2010, at the Company’s request, Nasdaq suspended trading in Shares effective as of the close of business on April 30, 2010 and filed with the SEC a notification on Form 25 to report that the Shares are no longer traded on Nasdaq, thereby effecting the delisting of the Shares from Nasdaq. The Company also intends to file with the SEC a certification on Form 15, requesting that the Shares be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.02	Unregistered Sales of Equity Securities.

In order to complete the Merger, on April 28, 2010, Purchaser exercised its Top-Up Option and accordingly, the Company issued 40,528,962 Shares (the “Top-Up Shares”) to Purchaser pursuant to the terms of the Merger Agreement, at a price per Share of $7.00, which resulted in an aggregate purchase price of $283,702,734 (the “Purchase Price”). Purchaser paid the Purchase Price for such Shares by delivery of a promissory note with a principal amount equal to the aggregate amount of the Purchase Price.

The issuance of the Top-Up Shares by the Company was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offering was not a “public offering” as defined in Section 4(2) of the Securities Act due to the fact that Purchaser was the only person involved in the transaction, the size of the offering, and the manner of the offering. In addition, Purchaser had the necessary investment intent as required by Section 4(2) of the Securities Act since the Top-Up Shares were issued to facilitate the Merger pursuant to which the Company became a wholly owned subsidiary of Parent. Based on the above factors, the Company believes that the issuance of the Top-Up Shares meets the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger on April 30, 2010, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Shares held in the treasury of the Company or owned by Purchaser, Parent or any direct or indirect wholly owned subsidiary of Parent or the Company, which were cancelled in the Merger) was converted into the right to receive $7.00 per Share, in cash, without interest.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01, above, and Item 5.02, below, is incorporated herein by reference.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the initial acceptance for payment by Purchaser on April 28, 2010 of the Shares validly tendered and not withdrawn prior to the expiration of the Offer, Purchaser became entitled to designate directors to the Company’s Board of Directors (the “Board”) equal to the product of (x) the total number of directors on the Board multiplied by (y) the percentage that the aggregate number of Shares beneficially owned by Purchaser and any affiliate of Purchaser following such acceptance for purchase bears to the total number of Shares then outstanding. On April 28, 2010, in accordance with the terms of the Merger Agreement, effective as of the acceptance of the Shares tendered in the Offer, Gerald R. Dinkel, Jack A. Henry, Brian R. Kahn, Melvin L. Keating, and Thomas J. Toy resigned as members of the Board, and Purchaser designated, and the Board appointed, three designees, each of whom are executive officers of Parent.

At the effective time of the Merger, pursuant to the Merger Agreement, the directors of Purchaser immediately prior to such effective time became the directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Company’s articles of incorporation were amended and restated in their entirety to conform to the articles of incorporation of Purchaser, as in effect immediately prior to the effective time of the Merger, except that (a) the name of the surviving corporation set forth therein is “White Electronic Designs Corporation” and (b) the indemnification provisions were amended to give effect to the exculpation and indemnification provided for in Section 7.7 of the Merger Agreement. Such amended and restated articles of incorporation became the articles of incorporation of the surviving corporation.

Pursuant to the Merger Agreement, at the effective time of the Merger, the bylaws of Purchaser, as in effect immediately prior to the effective time of the Merger, became the bylaws of the surviving corporation. Following the Merger, the bylaws of the surviving corporation will be amended to provide that the name of the surviving corporation set forth therein is “White Electronic Designs Corporation.”

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 2, 2010, and which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Electronic Designs Corporation (Registrant)

Date: May 4, 2010	By:	/S/ JOHN W. HOHENER
John W. Hohener
Chief Financial Officer and Secretary